EXHIBIT 11 - (UNAUDITED)

                                MEDPARTNERS, INC.
                   COMPUTATION OF NET INCOME (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                    THREE MONTHS ENDED         SIX MONTHS ENDED
                                                                         JUNE 30,                   JUNE 30,
                                                                  1996           1997         1996         1997
                                                           ----------------    --------    ---------    ---------
       Earnings:
        Income from continuing operations                  $         35,991   $   2,048    $  42,393    $  46,445
       Discontinued operations:
        Loss from discontinued operations                              --       (75,434)     (71,221)     (75,434)
        Net gains on sales of discontinued operations                  --          --          2,523         --
                                                           ----------------   ---------    ---------    ---------
        Loss from discontinued operations                              --       (75,434)     (68,698)     (75,434)
                                                           ================   =========    =========    =========
        Net income (loss)                                  $         35,991   $ (73,386)   $ (26,305)   $ (28,989)
                                                           ================   =========    =========    =========

       PRIMARY
        Weighted average common shares outstanding                  169,209     184,402      166,634      183,679
        Net common shares issuable on exercise of certain             5,188       3,025        5,255        3,513
                stock options (1)                          ================   =========    =========    =========
        Average common and common equivalent shares
                outstanding                                         174,397     187,427      171,889      187,192
                                                           ================   =========    =========    =========

       Per share amounts:
        Income from continuing operations                  $           0.21   $    0.01    $    0.25    $    0.25
        Loss from discontinued operations                              --         (0.40)       (0.40)       (0.40)
                                                           ================   =========    =========    =========
        Net income (loss)                                  $           0.21   $   (0.39)   $   (0.15)   $   (0.15)
                                                           ================   =========    =========    =========

       FULLY DILUTED
        Weighted average common shares outstanding                  169,209     184,402      166,634      183,679
        Net common shares issuable on exercise of certain
                stock options (1)                                     5,188       3,864        5,255        3,987
                                                           ================   =========    =========    =========
       Average common and common equivalent shares
                outstanding                                         174,397     188,266      171,889      187,666
                                                           ================   =========    =========    =========

       Per share amounts:
        Income from continuing operations                   $          0.21   $    0.01    $    0.25    $    0.25
        Loss from discontinued operations                               --        (0.40)       (0.40)       (0.40)
                                                           ----------------   ---------    =========    =========
        Net income (loss)                                   $          0.21   $   (0.39)   $   (0.15)   $   (0.15)
                                                           ================   =========    =========    =========

(1) Net common shares issuable on exercise of certain stock options is calculated based on the treasury stock method using the average market price for the primary calculation and the ending market price, if higher than average, for the fully diluted calculation.


                                       20